UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2018

GEMPHIRE THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

17199 N. Laurel Park Drive, Suite 401

Livonia, Michigan 48152

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (734) 245-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the Company’s expectations regarding the timing of royalty payments under the License Agreement. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the success and timing of the Company’s regulatory submissions and pre-clinical and clinical trials; regulatory requirements or developments; changes to the Company’s clinical trial designs and regulatory pathways; changes in the Company’s capital resource requirements; the Company’s ability to obtain additional financing; the Company’s ability to successfully market and distribute its product candidate, if approved; the Company’s ability to obtain and maintain its intellectual property protection; and other factors discussed in the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission from time to time.  In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof.  The Company anticipates that subsequent events and developments will cause the Company’s views to change.  However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as required by law.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 1.01   Entry into a Material Definitive Agreement.

Gemphire Therapeutics Inc. (the “Company”) entered into an Amended and Restated License Agreement (the “License Agreement”) with Pfizer Inc. (“Pfizer”) on August 2, 2018, which amended and restated in full the Company’s prior license agreement with Pfizer dated April 16, 2011 (the “Original Agreement”).

Pursuant to the License Agreement, Pfizer has granted the Company a worldwide exclusive license to certain patent rights and a non-exclusive royalty bearing right and license to certain related data to make, use, develop, commercialize, import and otherwise exploit the clinical product candidate gemcabene. Pfizer retains the right to make, use and import gemcabene solely for internal research purposes.

Under the Original Agreement, in partial consideration for the rights granted by Pfizer, the Company agreed to issue shares of its common stock to Pfizer representing 15% of its fully diluted capital at the close of the Company’s first arms‑length Series A financing, which occurred on March 31, 2015. Accordingly, Pfizer became the holder of 675,250 shares of the Company’s common stock.

Pursuant to the License Agreement, the Company agreed to make milestone payments totaling up to $37 million upon the achievement of certain milestones, including the first new drug application (or its foreign equivalent) in any country, regulatory approval in each of the United States, Europe and Japan, the first anniversary of the first regulatory approval in any country, and upon achieving certain aggregate sales levels of gemcabene. Future milestone payments under the License Agreement, if any, are not expected to begin for at least several years and extend over a number of subsequent years.

We have also agreed to pay Pfizer tiered royalties on a country‑by‑country basis based upon the annual amount of net sales as specified in the License Agreement until the later of: (i) five years after the first commercial sale in such country; (ii) the expiration of all regulatory or data exclusivity for gemcabene in such country; and (iii) the expiration or abandonment of the last valid claim of the licensed patents, including any patent term extensions or supplemental protection certificates in such country (collectively, the “Royalty Term”). The royalty rates range from the high single digits to the mid-teens depending on the level of net sales. The royalty rates are subject to reduction during certain periods when therapeutically-equivalent generic products represent a certain market share of prescription volume in the country. Under the License Agreement, the Company is obligated to use commercially reasonable efforts to develop and commercialize gemcabene.

The License Agreement will expire upon expiration of the last Royalty Term. On expiration (but not earlier termination), the Company will have a perpetual, exclusive, fully paid-up, royalty-free license under the licensed patent rights and related data to make, use, develop, commercialize, import and otherwise exploit the clinical product candidate gemcabene. Either party may terminate the License Agreement for the other party’s material breach following a cure period or immediately upon certain insolvency events relating to the other party. Pfizer may immediately terminate the License Agreement in the event that (i) the Company or any of its affiliates or sublicensees contests or challenges, or supports or assists any third party to contest or challenge, Pfizer’s ownership of or rights in, or the validity, enforceability or scope of, any of the patents licensed under the License Agreement or (ii) the Company or any of its affiliates or sublicensees fails to achieve the first commercial sale in at least one country by April 16, 2024. Furthermore, upon termination of the License Agreement by Pfizer for any of the foregoing reasons, the Company grants Pfizer, pursuant to the License Agreement, a non-exclusive, fully paid-up, royalty free, worldwide, transferrable, perpetual and irrevocable license to use any intellectual property rights arising from the development or commercialization of gemcabene by the Company and any trademarks identifying gemcabene and agrees to transfer regulatory filings and approvals to Pfizer or permit Pfizer to cross-reference and rely on such regulatory filings and approvals for gemcabene. The Company may terminate the License Agreement for convenience upon 90 days’ written notice and payment of an early termination fee.

The foregoing descriptions of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations and warranties contained in the License Agreement were made only for the purposes of the agreement as of specific dates and may have been qualified by certain disclosures between the parties, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the License Agreement and should not be relied upon as a disclosure of factual information relating to the Company or Pfizer.

Item 7.01.  Regulation FD Disclosure.

On August 6, 2018, the Company issued a press release announcing the License Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Information contained in or accessible through any website reference in the press release is not part of, or incorporated by reference in, this Current Report on Form 8-K, and the inclusion of such website addresses in this Current Report on Form 8-K by incorporation by reference of the press release is as inactive textual references only.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. Information contained on or accessible through any website reference in the press release is not part of, or incorporated by reference in, this Current Report on Form 8-K, and the inclusion of any such website address in this Current Report on Form 8-K by incorporation by reference of the press release is as an inactive textual reference only.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
EXHIBIT INDEX

Exhibit		Description

10.1	#	Amended and Restated License Agreement effective August 2, 2018 by and between Gemphire Therapeutics Inc. and Pfizer Inc.
99.1		Press Release dated August 6, 2018.
# Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been separately filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEMPHIRE THERAPEUTICS INC.

Dated: August 6, 2018

	By:	/s/ Jeffrey S. Mathiesen
Jeffrey S. Mathiesen
Chief Financial Officer